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4171/BLUSEC
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                    UNITED STATES BANKRUPTCY COURT
                     FOR THE DISTRICT OF MARYLAND
                          BALTIMORE DIVISION

- - - - - - - - - - - - - - - - - - -x
                                    :
In re:                              :    Chapter 11
                                    :
MERRY-GO-ROUND ENTERPRISES, INC.,   :    Case No.
MGRR, INC. AND MGR DISTRIBUTION     :    (JOINTLY ADMINISTERED UNDER
CORPORATION,                        :     CASE NO. _________)
                     Debtors.       :
- - - - - - - - - - - - - - - - - - -x


      INTERIM ORDER, PURSUANT TO SECTIONS 364(c)(1) AND (2) OF THE BANKRUPTCY CODE AND FED. R. BANKR. P. 4001, AUTHORIZING MERRY-GO-ROUND ENTERPRISES, INC. AND MGR DISTRIBUTION CORPORATION TO OBTAIN AND INCUR, AND MGRR, INC. TO GUARANTEE, POST-PETITION FINANCING AND POST-PETITION INDEBTEDNESS WITH SUPERPRIORITY OVER CERTAIN ADMINISTRATIVE EXPENSES AND SECURED BY A LIEN ON LETTER OF CREDIT CASH COLLATERAL AND LETTER OF CREDIT CASH COLLATERAL ACCOUNT


           MERRY-GO-ROUND ENTERPRISES, INC. ("MGRE"), MGRR, INC. ("MGRR") and MGR DISTRIBUTION CORPORATION ("MGRD")
(collectively, the "Debtors"), having filed with this Court voluntary petitions for relief under chapter 11 of title 11 of the United States Code on January 11, 1994 (the "Filing Date"); and having filed a motion on January 14, 1994 pursuant to 11 U.S.C. Section 364(c) and Fed. R. Bankr. P. 4001 (the "Motion") for an order, inter alia:
             (1) Authorizing MGRE and MGRD to borrow or obtain cash advances and letters of credit on a revolving credit basis from The CIT Group/Business Credit, Inc. (as Agent for the financial institutions identified in the
      Loan Documents, collectively, "CITBC"), guaranteed by
      MGRR, up to the aggregate principal amount of $125 million (inclusive of a $90 million subfacility for the issuance
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      of letters of credit) outstanding at any one time pursuant to the terms of a Revolving Credit Agreement, dated as of January 14, 1994 and the Related Documents (as defined in the Revolving Credit Agreement) (collectively, the "Loan Documents"), substantially in the form annexed as Exhibit "A" to the Motion (the "CITBC Facility");
             (2) Approving the terms and conditions of the Loan Documents and authorizing the Debtors to execute and enter into the Loan Documents;
             (3) Authorizing the Debtors to execute and deliver, from time to time, all such other documents, instruments and agreements and perform such other acts as may be required in connection with the Loan Documents;
             (4)     Authorizing MGRE and MGRD, under 11 U.S.C.
      Section 364(c)(1), to obtain post-petition financing and incur post-petition indebtedness under the CITBC Facility, guaranteed by MGRR, which indebtedness due and owing by MGRE and MGRD, and guaranty obligations owing by MGRR, to CITBC shall (a) pursuant to 11 U.S.C. Section 364(c)(1), have priority over any and all expenses and claims of the kind specified in, inter alia, 11 U.S.C. Sections 105,
      326, 328, 503(b), 506(c), 507(a), 507(b), 726 and 1114 and
      (b) pursuant to 11 U.S.C. Section 364(c)(2), be secured by a first priority lien on and security interest in all cash maintained in the Letter of Credit Cash Collateral Account defined in the Revolving Credit Agreement and any direct
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      investment of funds contained therein (all of the
      foregoing property being hereinafter referred to in this Order as the "Letter of Credit Cash Collateral"), in each case, subject and subordinate only to (i) Permitted Liens (as defined in the Loan Documents), including existing liens and (ii) the Carveout (as defined in Paragraph 10 below);
             (5)     Authorizing, after an interim hearing on
      the Motion, MGRE and MGRD to obtain, and MGRR to
      guarantee, interim financing of up to $40 million (including a $40 million subfacility for the issuance of Letters of Credit pursuant to the Loan Documents) from CITBC on an interim basis, under the same terms and conditions as set forth in the Loan Documents, pending entry of an order in respect of a final hearing on the Motion (the "Final Hearing") in accordance with Fed. R. Bankr. P. 4001; and
             (6) Granting the Debtors such other and further relief as the Court deems necessary, appropriate, equitable and proper.
The Debtors having requested in the Motion, pursuant to Fed. R. Bankr. P. 4001, that the Court consider, on an expedited basis, the proposed interim financing requested in the Motion; and pursuant to Fed. R. Bankr. P. 4001(c)(1), it appearing that any and all necessary notice of the interim hearing has been duly provided; and upon the record of the hearing held this day
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before this Court; and this Court having noted the appearances of all parties in interest in the record of this Court; and it appearing to this Court that the relief requested in the Motion is in the best interests of the Debtors and their respective creditors and is essential for the continued operation of their businesses; and it further appearing that the Debtors are unable to obtain unsecured credit for money borrowed allowable as an administrative expense under 11 U.S.C. Section 503(b)(1); and
due deliberation having been had; and sufficient cause appearing therefor;
           THE COURT HEREBY FINDS as follows:
          A. Capitalized terms used in this Order and not otherwise defined herein have the meanings ascribed to such terms in the Loan Documents and the exhibits thereto, the terms of which shall be, and they hereby are, incorporated herein by reference as if fully set forth at length.
          B. On the Filing Date, the Debtors each filed with this Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code and are continuing to manage their
properties and operate their businesses as debtors-in-possession pursuant to 11 U.S.C. Sections 1107 and 1108. Pursuant to an order of the Bankruptcy Court, the Debtors' chapter 11 cases are being jointly administered.
          C. This Court has jurisdiction over these cases and the parties and property affected hereby pursuant to 28 U.S.C. Sections 157(b)(2)(D) and 1334.
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          D.    MGRE owns 100% of the stock of MGRD and MGRR.
MGRE also directly or indirectly owns 100% of the stock of other related corporations for which no petitions under Title 11 have been filed.
          E. MGRE is a specialty retailer of young men's and women's contemporary fashions. MGRE operates over 1,400 stores in 44 states and the District of Columbia. Over 1,200 stores are leased by MGRE or affiliates other than MGRD or MGRR. MGRE leases over 200 additional stores in California, Illinois and
New York, which leases it has assigned to MGRD. Pursuant to certain agreements, MGRE manages and operates all of the leased locations assigned to MGRD, and undertakes to pay all lease obligations. Thus, MGRE and MGRD have many common creditors.
          F. MGRD serves as the distributor for apparel sold in stores operated by MGRE. MGRD purchases apparel from manufacturers and provides MGRE with such apparel for all Debtor-operated stores. Under its agreements with MGRD, MGRE leases its employees to MGRD and manages the billing and payment system for all inventory purchases. MGRE also undertakes to pay all vendors and other creditors for such apparel.
          G. MGRR is a Delaware holding company, wholly-owned by MGRE. MGRR holds rights to the trademarks and tradenames used by MGRE, including the name "Merry-Go-Round". MGRR is a party to certain royalty and licensing agreements with MGRE and certain of its affiliates.
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          H.    Pursuant to 11 U.S.C. Sections 102(1) and 364(c)
and Fed. R. Bankr. P. 2002 and 4001(c), the Debtors have
provided due and sufficient notice of the hearing on the Motion held this day, and their request for the relief set forth in the Motion insofar as it relates to the interim financing and the relief granted in this Order, and no further notice of the request for the relief granted in this Order is required. The Debtors have provided actual notice, whether oral notice by telephone or written notice, of the Motion and the terms of this Order to CITBC, the Office of the United States Trustee, the Securities Exchange Commission and their respective twenty (20) largest unsecured creditors or their counsel. Such notice is appropriate, adequate and proper under the circumstances of this case as set forth herein, in the Motion and as presented to the Court.
          I. In order to continue the ordinary course operations of the business of each of the Debtors, it is necessary for MGRE and MGRD to borrow money and otherwise obtain credit from CITBC to facilitate, among other things, the purchase of post-petition merchandise needs.
          J. MGRE and MGRD are unable to obtain working capital financing allowable under 11 U.S.C. Section 503(b)(1) as an administrative expense pursuant to 11 U.S.C. Section 364(a)
or 364(b) or without the guaranty of MGRR and granting a first priority lien and security interest on the Letter of Credit Cash Collateral and the Letter of Credit Cash Collateral Account, in accordance with the Revolving Credit Agreement, under 11 U.S.C.
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Section 364(c)(2).  After considering all alternatives, the
Debtors have concluded, in the exercise of their respective best and reasonable business judgment, that the CITBC Facility represents the best working capital financing available.
          K.    Good cause has been shown for the immediate
entry of this Order. Among other things, the ability of the Debtors to finance their operations and the availability of interim financing pursuant to this Order and the Loan Documents is vital. The preservation and maintenance of the going-concern value of the Debtors (collectively and independently) is of the utmost significance and importance to their successful reorganization pursuant to the provisions of chapter 11 of the Bankruptcy Code. The terms of the borrowings and issuance of Letters of Credit authorized hereby are fair under the circumstances. Entry of this Order will be in the best interests of each of the Debtors, their estates and their
creditors.
           Accordingly, it is hereby FOUND, ORDERED, DETERMINED AND DECREED, as follows:
          1. The Motion of the Debtors, as it relates to interim approval of the CITBC Facility, shall be, and it hereby is, approved in all respects.
          2. Good and sufficient notice of the Motion's request for interim approval of the CITBC Facility and the hearing thereon has been provided in accordance with, inter alia, 11 U.S.C. Sections 102(1) and 364(c) and Fed. R. Bankr. P.
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2002 and 4001(c), and any requirement for other and further notice shall be, and it hereby is, dispensed with and waived.
          3.    The relief granted by this Court pursuant to
this Order is necessary to avoid the immediate and irreparable harm to the Debtors' estates pending the Final Hearing on the Motion.
          4. An immediate need exists for MGRE and MGRD to have the ability to obtain cash advances and letters of credit in order to continue the ordinary course operation of its
business.
          5. MGRE and MGRD are unable to obtain cash advances and letters of credit facilities as unsecured credit allowable under 11 U.S.C. Section 503(b)(1) and without the guarantee of MGRR. Without the availability of the CITBC Financing, it is unlikely that MGRE will be able to acquire the levels of inventory it needs in order to ensure adequate sales and continued customer loyalty. If sales and customer loyalty are not maintained, the Debtors' ability to preserve the going-concern value of their businesses will be quickly eroded. The preservation and maintenance of the going-concern values of the Debtors (collectively and independently) is of utmost significance and importance to a successful reorganization of the Debtors pursuant to the provisions of chapter 11 of the
Bankruptcy Code.
          6. As set forth in the Motion and based upon the record of these proceedings, this Court finds that the terms of the interim financing requested in the Motion have been
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negotiated in good faith and at arm's length between each Debtor and CITBC, and any credit extended by CITBC pursuant to the
terms of the Loan Documents and this Order shall be, and it hereby is, deemed to have been extended in good faith (as that term is used in 11 U.S.C. Section 364(e)).
          7. MGRE and MGRD will receive post-petition loans and/or advances and credit and MGRR will receive proceeds of such borrowings and other direct or indirect benefits from the CITBC Facility authorized by this Order.
          8. MGRE and MGRD are immediately authorized to borrow or obtain cash advances and letters of credit up to the aggregate principal amount of $40 million outstanding at any one time pursuant to the terms of the Loan Documents, which authorization is without prejudice to the Debtors' request for authorization at the final hearing on the Motion to borrow funds and obtain Letters of Credit in such amounts as are permissible under the Loan Documents, which Loan Documents are hereby approved in all respects (including all rights and remedies set forth or referred to in the Loan Documents).
          9. The Debtors are authorized to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of the Loan Documents and Letter of Credit applications and reimbursement agreements with third parties as contemplated by the Loan Documents, all of which are hereby approved) and to pay all fees and other amounts which may be required or necessary for the performance of the Debtors under the terms of this Order, the
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Loan Documents and the interim financing hereby approved.
         10.    The Debtors' obligations to CITBC with respect
to the indebtedness arising in respect of this interim approval of the CITBC Facility shall be joint and several, and are hereby authorized and granted superpriority administrative expense status, in accordance with 11 U.S.C. Section 364(c)(1), over any and all expenses and claims of each of the Debtors, whether heretofore or hereafter incurred, of the kind specified in 11 U.S.C. Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b),
726, or 1114 but shall be subject and subordinate only to:
             (i)     amounts payable to the United States
                     Trustee pursuant to 28 U.S.C.
                     Section 1930(a)(6); and
            (ii) the payment of allowed fees and expenses of the attorneys, accountants and other professionals retained in the chapter 11 case pursuant to 11 U.S.C. Sections 327 and 1103, by the Debtors or any official committee, not to exceed $5 million in the aggregate outstanding at any time
                     (inclusive of any holdbacks on interim
                     compensation required by this Court) (the
                     "Professional Expense Cap"); provided,
                     however, that (a) after the occurrence and
                     during the continuance of an Event of
                     Default any payments actually made to such
                     professionals after or during such period,
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                     under 11 U.S.C. Sections 330 and 331 or
                     otherwise, in respect of fees and expenses shall reducethe Professional Expense Cap and (b) if any such Event of Default shall have been cured, the Professional Expense Cap shall be reinstated to $5 million.
All of the dollar amounts set forth in subparagraphs (i) and
(ii) are collectively referred to as the "Carveout". No other claim or expense, having a priority senior or pari passu to that granted to CITBC in this Order, shall be granted in these chapter 11 cases, or any superseding chapter 7 cases, while any portion of the Obligations, the CITBC Facility or the commitment thereunder remains outstanding.
         11. Notwithstanding the foregoing, the Debtors shall be permitted to pay, as the same may become due and payable (i) administrative expenses of the kind specified in 11 U.S.C.
Section 503(b) incurred in the ordinary course of their businesses and (ii) subject to the provisions of Paragraph 10 hereof, compensation and reimbursement of expenses to professionals allowed and payable under 11 U.S.C. Sections 330 and 331.
         12. As security for the full and timely payment and performance of each of the Obligations of the Debtors with respect to the issuance of Letters of Credit under and pursuant to the Loan Documents and the CITBC Facility authorized hereby,
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CITBC is hereby granted (in each of the above-captioned chapter
11 cases), pursuant to 11 U.S.C. Section 364(c)(2), a first priority lien on and security interest in all of the Letter of Credit Cash Collateral, senior to all other liens and security interests therein.
         13. The lien and security interest granted to CITBC with respect to the Letter of Credit Cash Collateral and the Letter of Credit Cash Collateral Account hereunder shall not be subordinated to or pari passu with any other lien or security interest, however arising, including but not limited to under 11 U.S.C. Section 364(d) or otherwise.
         14. (a) The lien and security interest in favor of CITBC with respect to the Letter of Credit Cash Collateral and the Letter of Credit Cash Collateral Account described herein and in the Loan Documents shall be deemed valid, binding, enforceable and perfected upon entry of this Order;
                (b)  CITBC shall not be required to file any
financing statements, notice of lien or similar instruments in any jurisdiction or filing office, or to take possession of the Letter of Credit Cash Collateral, or to take any other action in order to validate or perfect the lien and security interest with respect to the Letter of Credit Cash Collateral or the Letter of Credit Cash Collateral Account granted by or pursuant to this Order or pursuant to the Loan Documents;
                (c) Should CITBC, in its sole discretion, from time to time, choose to file such financing statements, notices
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of lien or similar instruments, take possession of any
collateral securing the indebtedness hereby authorized, or take any other action to validate or perfect any such security interest or lien, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Order; and
                (d) A certified photocopy of this Order may, in the discretion of CITBC, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, notices of lien or similar instruments, and all filing offices are hereby directed to accept such certified copy of this Order for filing and recording.
         15. In making decisions to make advances to or issue Letters of Credit under the Loan Documents or to collect the indebtedness and Obligations of the Debtors or to exercise any other rights under the Loan Documents, CITBC shall not be deemed to be in control of the operations of the Debtors or to be acting as a "responsible person" or "owner or operator" with respect to the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive, Environmental Response, Compensation and
Liability Act, as amended, or any similar Federal or state statute).
         16. The provisions of this Order shall be binding upon and inure to the benefit of CITBC, the Debtors and their respective successors and assigns (including, without
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limitation, any chapter 11 or chapter 7 trustee or other
fiduciary hereafter appointed for any of the Debtors or with respect to any of their respective properties and any purchaser of an assignment of all or a portion of CITBC's interest in the CITBC Facility);
         17. The Debtors shall promptly mail copies of this Order to (a) their respective twenty (20) largest unsecured creditors or a committee of unsecured creditors and its counsel, if one has been appointed, (b) The Office of the United States Trustee for the District of Maryland, (c) CITBC, (d) any other party which has filed, as of the date hereof, a request for notices with the Clerk of the Court, and (e) the Securities Exchange Commission. Any other further obligation for notice of the relief granted herein be, and hereby is, dispensed with and waived.
         18. Except as otherwise provided for in the Loan Documents, no order (i) dismissing the chapter 11 case of any of the Debtors under 11 U.S.C. Sections 305 or 1112 or otherwise shall be entered unless prior to the entry thereof all obligations and indebtedness owing to CITBC under the Loan Documents shall have been paid in full in Cash and all outstanding Letters of Credit shall have been terminated or cash collateralized in accordance with the provisions of the Loan Documents, and CITBC's obligation to make loans and issue
Letters of Credit has been terminated; (ii) converting any of the Debtors' chapter 11 casesunder 11 U.S.C. Section 1112 or
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otherwise shall be entered unless such order expressly provides that the priority of the claims of CITBC granted herein shall be senior in right of payment to any claim allowed under 11 U.S.C.
Section 503(b) which is incurred or arises on or after the date of such order, notwithstanding the provisions of 11 U.S.C.
Section 726(b); or (iii) confirming any plan of reorganization in any of the Debtors' chapter 11 cases shall be entered unless such order provides for the payment in full in Cash of all obligations and indebtedness payable or owing to CITBC under the Loan Documents and the termination or cash collateralization of all outstanding Letters of Credit in accordance with the provisions of the Loan Documents, on or before the effective date of, or substantial consummation of, the plan of reorganization that is the subject of such order.
         19. The provisions of this Order shall be effective immediately upon entry of this Order by the Court and any actions taken pursuant hereto shall survive entry of, and shall govern with respect to any conflict with, any Order which may be entered confirming any plan of reorganization or which may be entered converting any Debtor's chapter 11 case from chapter 11 to chapter 7. The terms and provisions of this Order, as well as the priority of CITBC's claims, lien and security interest in the Letter of Credit Cash Collateral and Letter of Credit Cash Collateral Account, and all rights of CITBC and Obligations of each Debtor created or arising pursuant hereto or the Loan Documents, shall constitute a valid and binding obligation of
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each of the Debtors, enforceable against each such Debtor in accordance with its terms, and shall continue in the Debtors' chapter 11 cases and in any superseding chapter 7 cases under the Bankruptcy Code, and such claims, lien and security interest shall maintain their priority as provided by this Order until satisfied and discharged in accordance with the terms of the Loan Documents.
         20. Consistent with 11 U.S.C. Section 364(e), if any or all of the provisions of this Order are hereafter modified, vacated or stayed:
             (a) such stay, modification or vacation shall not affect the validity of any obligation, indebtedness, liability, security interest or lien granted or incurred by any Debtor to CITBC prior to the effective date of such stay, modification or vacation, or the validity and enforceability of any security interest, lien, priority or right authorized or created hereby pursuant to the documents; and
             (b) any indebtedness, obligation or liability incurred by the Debtors to CITBC prior to the effective date of such stay, modification or vacation shall be governed in all respects by the provisions of this Order, and CITBC shall be entitled to all the rights, remedies, privileges and benefits, including the priority, security interest and lien granted herein and pursuant to the Loan Documents, with respect to any such indebtedness, obligation or liability.
         21. All advances under the Loan Documents (including the issuance of Letters of Credit by CITBC or other Letter of
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Credit Issuers) are made in reliance upon this Order, and,
therefore, the indebtedness evidenced by such advances (and reimbursement obligations relating to Letters of Credit) prior to the effective date of any stay, modification or vacation of this Order cannot (i) be subordinated (except as otherwise provided in this Order as to the Carveout), (ii) lose its first priority lien with respect to the Letter of Credit Cash Collateral and the Letter of Credit Cash Collateral Account or its superpriority claim status, or (iii) be deprived of the benefit of the status of the claims, lien and security interest in the Letter of Credit Cash Collateral and the Letter of Credit Cash Collateral Account granted to CITBC under this Order or the Loan Documents, as a result of any subsequent order in the Debtors' respective chapter 11 cases, or any superseding chapter 7 cases.
         22. Except as otherwise provided in the Loan Documents, so long as CITBC's commitment or any Obligation, liability or indebtedness under the Loan Documents and this Order shall remain outstanding, (i) the Debtors shall not, directly or indirectly, create, incur, assume or permit to exist any security interest, encumbrance, lien or other security arrangement of any kind, on or with respect to any of their respective assets, including, but not limited to, their inventory, or take or fail to take any action which would grant or create a lien or security interest in favor of any person (other than CITBC) in such assets and (ii) there shall not be entered in the Debtors' respective chapter 11 cases or any
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subsequent chapter 7 cases any further order which authorizes under any section of the Bankruptcy Code, including 11 U.S.C. Sections 105, 363 or 364, the procurement of credit or the incurring of indebtedness secured by a lien or which is entitled to superpriority administrative status which is equal to or superior to that granted to CITBC herein, unless in each instance (x) CITBC shall have given its prior written consent thereto and no such consent shall ever be implied from any other action, inaction or acquiescence by CITBC or (y) such other order requires that the Obligations be indefeasibly paid in full and discharged.
         23. Subject to the provisions of the Loan Documents, and upon the expiry of five days after CITBC shall have filed with the Bankruptcy Court an affidavit identifying any default or Event of Default under the Loan Documents and served the same by hand delivery, telecopier or overnight mail upon counsel to the Debtors and any official creditors' committee appointed in these cases, the automatic stay provisions of 11 U.S.C.
Section 362 are vacated and modified to the extent necessary so as to permit CITBC to exercise all rights and remedies provided for in the Loan Documents, without filing further pleadings or application to or order of this Court, upon the occurrence and continuance of any Event of Default as defined in the Loan Documents (collectively, "Events of Default"). Upon the occurrence of any Event of Default, CITBC shall be relieved of any and all
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obligations to make additional advances.  Subject only to the provisions of the Loan Documents, CITBC shall be and is hereby authorized, in its discretion, to take any and all actions and remedies which CITBC may deem appropriate to proceed against and realize upon its collateral, including, without limitation, (x) application of any Letter of Credit Cash Collateral in accordance with the Loan Documents and (y) resort to the Letter of Credit Cash Collateral and the Letter of Credit Cash Collateral Account in accordance with the Loan Documents; and the Debtors hereby are directed to cooperate with CITBC in the exercise of such rights.
         24. To the extent any of the terms and conditions of the Loan Documents are in conflict with the terms and conditions of this Order, the provisions and intent of this Order shall control.
         25. The Final Hearing on this Motion, pursuant to Fed. R. Bankr. P. 4001, shall be held on February 1, 1994 at 10:00 a.m. in Courtroom 9C, United States Bankruptcy Court, 101 West Lombard Street, Baltimore, Maryland.
         26. Service of this Order, the Motion and upon request, the exhibits attached to the Motion, by the Debtors upon (i) their respective 20 largest unsecured creditors or a committee of unsecured creditors, and its counsel, if one has been appointed, (ii) the Office of the United States Trustee for the District of Maryland, (iii) CITBC, (iv) all parties who have filed requests for notice under Fed. R. Bankr. P. 2002, and (v)
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the Securities Exchange Commission, by first class mail on or before January 24, 1994, shall constitute good and sufficient notice of the Final Hearing on the Motion.
         27. Objections, if any, to the relief sought in the Motion shall be in writing, shall set forth with particularity the grounds for such objections or other statement of position, shall be filed with the Clerk of the Bankruptcy Court, the Office of the United States Trustee for the District of Maryland and personally served upon the attorneys for the Debtors, Swidler & Berlin, Chartered, 3000 K Street, N.W., Suite 3000, Washington, D.C. 20007-5116, Attention: Roger Frankel, Esq., and the attorneys for CITBC, Schulte Roth & Zabel, 900 Third Avenue, New York, NY 10022, Attention: Mark A. Neporent, Esq., so that they are delivered on or before 5:00 p.m. E.S.T. on January 21, 1994.
         28. The Clerk of Court is hereby directed to forthwith enter this order on the docket of this Court maintained with regard to this case.

Dated:  Baltimore, Maryland
        January 21, 1994



                                            /s/
                                   United States Bankruptcy Judge
cc:   Debtor's Counsel
      U.S. Trustee






man\15386\014\intr-ord.3